As filed with the Securities and Exchange Commission on February 14, 1997

                                                    Registration No. 333-______


-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                             Registration Statement
                        Under The Securities Act of 1933

                              THE JUDGE GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                             6719                        23-1726661
-------------------------------       ----------------------------      ----------------------
(State or Other Jurisdiction of       (Primary Standard Industrial         (I.R.S. Employer
Incorporation of Organization)         Classification Code Number)      Identification Number)

   Two Bala Plaza, Suite 800, Bala Cynwyd, Pennsylvania 19004, (610) 667-7700
-------------------------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

      Martin E. Judge, Jr., Chief Executive Officer, The Judge Group, Inc.
   Two Bala Plaza, Suite 800, Bala Cynwyd, Pennsylvania 19004, (610) 667-7700
-------------------------------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             Robert H. Strouse, Esq.
                             Drinker Biddle & Reath
                         1000 Westlakes Drive, Suite 300
                           Berwyn, Pennsylvania 19312
                                 (610) 993-2200

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and concurrent with the Public Offering by Judge Group as described herein.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
        Title of
      Each Class of                                         Proposed                 Proposed
       Securities                 Amount                    Maximum                   Maximum                  Amount of
         to be                    to be                 Offering Price               Aggregate               Registration
      Registered                Registered               Per Share (1)           Offering Price (1)               Fee
--------------------------------------------------------------------------------------------------------------------------------
     Common Shares                75,000                    $11                      $825,000                   $250.00

================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             EXPLANATORY STATEMENT

         This registration statement is being filed pursuant to Rule 462(b). The contents of Registration Statement No. 333-13753, which was declared effective by the Securities and Exchange Commission on December 23, 1996, is hereby incorporated by reference in its entirety.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Bala Cynwyd, Commonwealth of Pennsylvania, on the 14th day of February, 1997.

                                         THE JUDGE GROUP, INC.


                                         By: /s/ Martin E. Judge, Jr.
                                            -------------------------
                                            Martin E. Judge, Jr.
                                            Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                       Title                  Date


/s/ Martin E. Judge, Jr.        Chief Executive                February 14, 1997
----------------------------    Officer and Chairman of
Martin E. Judge, Jr.            the Board
(Principal Executive Officer)


/s/ Jeffrey J. Andrews          Chief Financial Officer        February 14, 1997
----------------------------    and Treasurer
Jeffrey J. Andrews
(Principal Financial and
Accounting Officer)


/s/ Michael A. Dunn             Executive Vice President and   February 14, 1997
----------------------------    Director
Michael A. Dunn


/s/ Richard T. Furlano          President and Director         February 14, 1997
-----------------------------
Richard T. Furlano

                                  EXHIBIT INDEX

   Exhibit
   Number   Description of Document
   ------   -----------------------

    5.1     Opinion of Drinker Biddle & Reath.

    8.1     Tax Opinion of Drinker Biddle & Reath.

    23.1 Consent of Drinker Biddle & Reath (included in their opinion filed as Exhibits 5.1 and 8.1).

    23.2    Consent of Rudolph, Palitz LLP.

    23.3    Consent of Janney Montgomery Scott, Inc.